EXHIBIT 10.3

                             AMENDED AND RESTATED
              LONDON INTERBANK OFFERED RATE BORROWING AGREEMENT


      THIS AMENDED AND RESTATED LONDON INTERBANK OFFERED RATE ("LIBOR") BORROWING AGREEMENT (the "LIBOR Agreement") is made and entered into as of the 1st day of September, 2000 by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("Bank"), a national banking association with its principal place of business at 120 South LaSalle Street, 2nd Floor, Chicago, Illinois 60603, and WELLS-GARDNER ELECTRONICS CORPORATION ("Borrower").

      A. Borrower requested, and Bank agreed, that Bank extend interest rate options based on LIBOR; and

      B. Borrower executed in favor of Bank, on June 5, 1998, a Loan Agreement (the "Prior Loan Agreement"), a Revolving Note in the amount of $8,000,000 (the "Prior Revolving Note"), and an Installment Note in the amount of $3,350,000 (the "Installment Note") which reflect the LIBOR option; and

      C. Borrower has requested, and Bank has agreed, that Bank make available to Borrower an increased revolving line of credit of up to $12,000,000 and that Bank reduce the LIBOR Margin (as defined below) with respect to said revolving line of credit as set forth herein; and

      D. Borrower has executed in favor of Bank, as of September 1, 2000, an Amended and Restated Loan Agreement (the "Loan Agreement"), and a Revolving Note in the amount of $12,000,000 (the "Revolving Note," and together with the Installment Note, collectively, the "Notes"), which reflect the LIBOR option; and

      E. This LIBOR Agreement shall amend and restate that certain London Interbank Offered Rate Borrowing Agreement between Borrower and Bank (the "Prior LIBOR Agreement") and the Prior LIBOR Agreement shall no longer be in force or effect as of the date hereof.

      NOW, THEREFORE, in consideration of the foregoing Recitals, each of which is an integral part hereof, any loan, advance, extension of credit and/or other financial accommodation at any time made by Bank to or for the benefit of Borrower, and of the promises set forth herein, the parties hereto agree as follows:

                          1.  DEFINITIONS AND TERMS

      1.1 The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof; whenever the context so requires, and the use of "it" in reference to Borrower shall mean Borrower as identified at the beginning of this Agreement:

           (a)  Amortization Date:   the dates  specified in  the Notes  when
                principal payments are due.

           (b)  Borrowing:   any portion  of Borrower's  liabilities  bearing
                interest at LIBOR.

           (c)  Business Day:   any day  on which  Bank is  open for  regular
                business.

           (d)  Event of Default:   the definition ascribed  to this term  in
                the Loan Agreement and the Notes.

           (e) Interest Period: the period commencing on the date a LIBOR Loan is made and ending, as the Borrower may select, 7, 30, 60, 90, 120 or 180 days thereafter, or 12 months for the Installment Note.

           (f) LIBOR Loans: any principal portion of Borrower's liabilities bearing interest at LIBOR.

           (g) LIBOR Margin: 1.60% on the Revolving Note and 2.25% on the Installment Note.

           (h) Maturity Date: the dates specified in the Notes upon which the Borrower's liabilities are due and payable in full.

      1.2 Any terms or phrases not specifically defined in this Agreement shall have meanings ascribed to them in the Notes.

                         2.  MANNER OF LIBOR ELECTION

      2.1 Borrower may elect to cause all or a portion of the principal outstanding on the Notes to bear interest at a daily rate equal to the daily rate equivalent of 1.60% in excess of LIBOR on the Revolving Note and 2.25% in excess of LIBOR on the Installment Note, subject to the following conditions:

      (a) Not more than five (5) nor less than two (2) Business Days prior to the requested date of any LIBOR Borrowing, Borrower shall deliver to Bank an irrevocable written or telephonic notice setting forth the requested date and amount of such Borrowing (which amount shall not be less than $100,000.00 and, if in excess of $100,000.00, shall be in integral multiples of $1,000.00) and the requested Interest Period of such Borrowing;

      (b) The LIBOR used in computing the interest rate applicable to such Borrowing shall be the LIBOR as quoted by Bank to Borrower as being in effect for the date of such Borrowing plus the LIBOR Margin, computed on the basis of a 360-day year and actual days elapsed, and shall be fixed for the requested period of such Borrowing;

      (c) Such Borrowing may not be prepaid prior to the expiration of the requested Interest Period of such Borrowing and shall be repaid in full or reborrowed on the last day of the requested Interest Period of such Borrowing;

      (d) With respect to any Borrowing of LIBOR Loans, Borrower may not select an Interest Period that extends beyond the respective Maturity Dates of the Notes; and

      (e) With respect to any Borrowing of LIBOR Loans under each of the Notes, Borrower may not select an Interest Period that extends beyond any Amortization Date unless, after giving effect to such requested Borrowing, the aggregate unpaid principal amount of such Loans having Maturity Dates after such Amortization Date does not exceed the aggregate principal amount of the Note scheduled to be outstanding after such Amortization Date.

      2.2 In the event Borrower fails to give notice pursuant to Section 2.1(a) above of the re-borrowing of the principal amount of any maturing LIBOR Borrowing and has not notified the Bank by 10:00 a.m. (Chicago time) on the day such Borrowing matures that it intends to renew such Borrowing, then Borrower shall be deemed to have requested a borrowing of loans at Prime Rate (as defined in the Loan Agreement) on such day in the amount of the maturing Borrowing.

                            3.  GENERAL PROVISIONS

      3.1 Funding Indemnity. In the event Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Loan or the re-lending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

      (a) any payment or prepayment of a LIBOR Loan on a date other than the last day of its Interest Period,

      (b) any failure by Borrower to borrow a LIBOR Loan on the date specified in a notice given pursuant to Section 2.1 hereof,

      (c) any failure by Borrower to make any payment of principal on any LIBOR Loan when due (whether by acceleration or otherwise), or

      (d) any acceleration of the maturity of a LIBOR Loan as a result of the occurrence of any Event of Default,

 then, upon the demand of Bank, Borrower shall pay to Bank such amount as will reimburse Bank for such loss, cost or expense. If Bank makes such a claim for compensation, it shall provide to Borrower a certificate executed by an officer of Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive.

      3.2 Availability of LIBOR Loans. If Bank determines that maintenance of its Loans would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if Bank determines that deposits of a type and maturity appropriate to match fund LIBOR Loans are not available to it then Bank shall forthwith give notice thereof to Borrower, whereupon, until Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to make LIBOR Loans shall be suspended.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.


 WELLS-GARDNER ELECTRONICS CORPORATION

 By:
      --------------------------------

 Its:
      --------------------------------



 Accepted this __ day of September, 2000, in the City of Chicago, State of Illinois.


 AMERICAN NATIONAL BANK AND
 TRUST COMPANY OF CHICAGO


 By:
      --------------------------------

 Its:
      --------------------------------